__________________, 2008

Redstar Partners, Inc.
112 East 42nd Street, 17th Floor
New York, New York 10168

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

Re: Initial Public Offering

Gentlemen:

The undersigned shareholder, officer and director of Redstar Partners, Inc. (“Company”), in consideration of Morgan Joseph & Co. Inc. (“MJC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1. If the Company solicits approval of its shareholders of an extension and/or a Business Combination, the undersigned will vote all Insider Shares beneficially owned by her or its in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, or 36 months from the Effective Date if the Extended Period is approved, the undersigned will (i) cause the Trust Account (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to her or its Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Account, McWong Consultants, Inc., an affiliate of the undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any provider of financing or target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account.

Redstar Partners, Inc.
Morgan Joseph & Co. Inc.
_______________, 2008

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agree to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company and such time as Margaret Wong ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to MJC that the business combination is fair to the Company’s shareholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided however that the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

Redstar Partners, Inc.
Morgan Joseph & Co. Inc.
_______________, 2008

7. On the Effective Date, the undersigned will escrow the Insider Shares and Insider Warrants beneficially held by her or it until one year after the Company consummates a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. On the Effective Date, the undersigned will escrow the Founder Warrants beneficially held by her or it until the Company consummates a Business Combination subject to the terms of a Warrant Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. Margaret Wong agrees to be the Vice Chairman of the Board, Executive Vice President and a Director of the Company until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company. Ms. Wong’s biographical information furnished to the Company and MJC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigneds’ Questionnaires furnished to the Company and MJC and annexed as Exhibit B hereto is true and accurate in all respects. Margaret Wong represents and warrants that:

(a) she is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and she is not currently a defendant in any such criminal proceeding; and

(c) she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned have full right and power, without violating any agreement by which they are bound, to enter into this letter agreement and Ms. Wong has full right and power to serve as Vice Chairman of the Board, Executive Vice President and a Director of the Company.

Redstar Partners, Inc.
Morgan Joseph & Co. Inc.
_______________, 2008

10. The undersigned hereby waive any right to exercise conversion rights or appraisal rights with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees not to seek conversion or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

11. Other than in connection with a vote for the Extended Period, the undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than for approval of the Extended Period or through actions by the undersigned, the undersigned hereby agree to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, McWong Consultants, Inc. agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to MJC and its legal representatives or agents (including any investigative search firm retained by MJC) any information they may have about the undersigned’s background and finances (“Information”). Neither MJC nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against his arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and MJC and appoint a substitute agent acceptable to each of the Company and MJC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

Redstar Partners, Inc.
Morgan Joseph & Co. Inc.
_______________, 2008

15. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “Insider Warrants” shall mean all of the warrants acquired by an Insider prior to the IPO; (v) “Founder Warrants” means the warrants being sold privately by the Company to certain of the Insiders; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (vii) “Extended Period” shall meant the additional month period to approve a Business Combination as more specifically described in the registration statement relating to the IPO.

Margaret Wong
Print Name of Insider

Signature

McWong Consultants, Inc.
Print Name of Insider

By:
Name: Title:

Exhibit A